U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 31, 2006
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California	94111

(Address of principal executive offices)	(Zip code)
415-394-9000

(Registrants’ telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
SIGNATURES

ITEM 7.01 REGULATION FD DISCLOSURE.
     On January 31, 2006, our chairman and chief executive officer, Hamid R. Moghadam, exercised 428,106 vested stock options in a stock-for-stock transaction. The net effect of this transaction was to increase Mr. Moghadam’s shareholdings by 250,755 common shares. Mr. Moghadam deferred these shares, which represent the gains from this stock option exercise, into his account established under our deferred compensation plan. Mr. Moghadam did not sell any shares of our common stock in the open market as part of this transaction. The options that Mr. Moghadam exercised were granted on December 15, 1998 and had an expiration date of December 15, 2008.
     As of January 31, 2006, after his stock option exercise and contribution of the resulting shares of our common stock into his deferred compensation account, Mr. Moghadam has beneficial ownership of 2,770,868 common shares and common limited partnership units (of which 388,126 are units), and he held options to purchase up to 2,679,087 shares of our common stock (of which 2,518,957 shares are fully vested and exercisable).
     This transaction will also be disclosed publicly in a Section 16 filing with the U.S. Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: February 2, 2006	By:	/s/ Tamra D. Browne

Tamra D. Browne
Senior Vice President, General
Counsel and Secretary